UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2026

Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40654	86-3738787
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(Address of principal executive offices including zip code)
(267) 225-7416
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	CNTX	The Nasdaq Stock Market
$0.001 par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2026 (the “Amendment Date”), Context Therapeutics Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to that certain License Agreement, dated September 23, 2024, by and between the Company and BioAtla, Inc. (“BioAtla”) (the “Original License Agreement”). As previously disclosed, pursuant to the Original License Agreement the Company obtained exclusive rights to certain antibody assets, including a Nectin cell adhesion protein 4 x CD3 T cell engaging bispecific antibody currently being developed by the Company as CT-202. Pursuant to the Amendment, among other things, the Company agreed to pay BioAtla $4.5 million within five business days of the Amendment Date and an additional $2.0 million by August 1, 2026. The Amendment also modified the Company’s rights under the Original License Agreement such that the exclusive licenses granted with respect to the licensed antibodies, including CT-202, are irrevocable, royalty-free, fully paid-up and non-terminable. The Amendment also eliminated (i) the Company’s research and development and certain reporting obligations regarding the licensed antibodies and (ii) BioAtla’s rights to terminate the License Agreement. As a result of the Amendment, BioAtla is not entitled to receive future milestone payments or royalties under the Original License Agreement with respect to the licensed antibodies.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Original License Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 23, 2024 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 18, 2026, the Company issued a press release announcing the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.    Description
10.1#    First Amendment to License Agreement, dated May 14, 2026, by and between the Company and BioAtla, Inc.
99.1    Press Release issued by Context Therapeutics Inc., dated May 18, 2026
104    Cover Page Interactive Data File (embedded within the inline XBRL document)

# Certain schedules to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedules will be furnished supplementally to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2026	Context Therapeutics Inc.

	By:	/s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer